UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 9, 2012

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(441) 278-9250

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM      5.07        Submission of Matters to a Vote of Security Holders.

Arch Capital Group Ltd.’s (“ACGL”) annual meeting of shareholders was held on May 9, 2012.  At the meeting, the holders of 124,306,478 common shares, which represents approximately 92 percent of the outstanding shares entitled to vote as of the record date of March 12, 2012, were represented in person or by proxy.  Matters submitted to shareholders at the meeting and the voting results thereof were as follows:

Item 1.  The vote on the election of the four Class II directors to hold office until the 2015 annual meeting of shareholders or until their successors are elected and qualified.  The voting results were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON- VOTES

Eric W. Doppstadt	113,308,906	314,672	10,682,900

Constantine Iordanou	112,313,895	1,309,683	10,682,900

James J. Meenaghan	112,233,840	1,389,738	10,682,900

John M. Pasquesi	81,872,295	31,751,283	10,682,900

Item 2.  The vote on the election of certain individuals as Designated Company Directors of certain of ACGL’s non-U.S. subsidiaries.  The voting results were as follows:

DIRECTOR	FOR	WITHHOLD	BROKER NON- VOTES

Anthony Asquith	113,550,931	72,647	10,682,900

Edgardo Balois	113,552,231	71,347	10,682,900

William E. Beveridge	113,542,923	80,655	10,682,900

Dennis R. Brand	113,509,789	113,789	10,682,900

Peter Calleo	113,527,402	96,176	10,682,900

Knud Christensen	113,546,110	77,468	10,682,900

Paul Cole	113,553,009	70,569	10,682,900

Graham B.R. Collis	108,924,601	4,698,977	10,682,900

William J. Cooney	113,552,939	70,639	10,682,900

Michael Feetham	113,551,795	71,783	10,682,900

Stephen Fogarty	113,551,951	71,627	10,682,900

Elizabeth Fullerton-Rome	113,523,060	100,518	10,682,900

Marc Grandisson	113,553,970	69,608	10,682,900

Michael A. Greene	113,548,081	75,497	10,682,900

John C.R. Hele	110,221,251	3,402,327	10,682,900

David W. Hipkin	113,547,238	76,340	10,682,900

W. Preston Hutchings	113,554,124	69,454	10,682,900

Constantine Iordanou	113,553,192	70,386	10,682,900

Wolbert H. Kamphuijs	113,551,901	71,677	10,682,900

Michael H. Kier	113,552,335	71,243	10,682,900

Lin Li-Williams	113,551,309	72,269	10,682,900

Mark D. Lyons	113,528,885	94,693	10,682,900

Adam Matteson	113,552,475	71,103	10,682,900

David McElroy	113,537,793	85,785	10,682,900

Rommel Mercado	113,552,251	71,327	10,682,900

Martin J. Nilsen	113,549,983	73,595	10,682,900

Mark Nolan	113,554,694	68,884	10,682,900

Nicolas Papadopoulo	113,545,990	77,588	10,682,900

Elizabeth Quinn	113,550,722	72,856	10,682,900

Maamoun Rajeh	113,552,575	71,003	10,682,900

John F. Rathgeber	113,550,093	73,485	10,682,900

Andrew Rippert	113,553,075	70,503	10,682,900

Paul S. Robotham	110,219,692	3,403,886	10,682,900

Carla Santamaria-Seña	113,553,358	70,220	10,682,900

Scott Schenker	113,553,680	69,898	10,682,900

Soren Scheuer	113,553,075	70,503	10,682,900

Budhi Singh	113,547,334	76,244	10,682,900

Helmut Sohler	113,547,957	75,621	10,682,900

Iwan Van Munster	113,552,975	70,603	10,682,900

Angus Watson	113,551,874	71,704	10,682,900

James R. Weatherstone	113,544,026	79,552	10,682,900

Item 3.  The vote on the proposal to approve the Arch Capital Group Ltd. 2012 Long Term Incentive and Share Award Plan.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

104,627,424	8,528,559	467,595	10,682,900

Item 4.  The vote on the ratification of the selection of PricewaterhouseCoopers LLP as ACGL’s independent registered public accounting firm for the year ending December 31, 2012.  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

123,800,037	466,094	40,347	0

Item 5.  The vote on a proposal on advisory vote on executive compensation (say-on-pay).  The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

111,072,320	2,080,239	471,019	10,682,900

ITEM      8.01        Other Events.

Preferred Share Dividends.  On May 9, 2012, the Board of Directors (the “Board”) of ACGL declared dividends with respect to the outstanding13,000,000 shares of its 6.75% Non-Cumulative Preferred Shares, Series C, $0.01 per share (the “Series C Shares”), with a liquidation preference of $25.00 per share, as outlined below.  All such dividends will be payable out of lawfully available funds for the payment of dividends under Bermuda law on June 30, 2012 to holders of record of the Series C Shares, as of June 15, 2012, unless determined otherwise by the Board or the Executive Committee of the Board on or prior to the applicable effective date.

Series	Effective Date for Declaration	Dividend Period	Dividend Amount	Rate Per Share
Series C	6/30/12	4/2/12-6/29/12	$5,423,438	$0.4171875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 14, 2012	By:	/s/ Marc Grandisson
Name: Marc Grandisson
Title: Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group